EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended July 11, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (August 2009 – July 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.7%	-0.3%	-5.1%	-3.6%	-7.8%	-4.8%	1.2%	-4.8%	10.3%	-28.6%	-0.4	-0.6
B**	-0.7%	-0.3%	-5.4%	-4.2%	-8.3%	-5.4%	0.5%	-5.4%	10.3%	-29.9%	-0.5	-0.7
Legacy 1***	-0.7%	-0.2%	-4.0%	-1.7%	-5.7%	-2.9%	N/A	-2.9%	10.1%	-23.7%	-0.2	-0.4
Legacy 2***	-0.7%	-0.2%	-4.2%	-1.9%	-6.0%	-3.2%	N/A	-3.2%	10.1%	-24.4%	-0.3	-0.4
Global 1***	-0.7%	-0.2%	-3.9%	-1.3%	-5.0%	-3.8%	N/A	-3.8%	9.7%	-21.9%	-0.3	-0.5
Global 2***	-0.7%	-0.2%	-4.0%	-1.5%	-5.3%	-4.0%	N/A	-4.0%	9.6%	-22.4%	-0.4	-0.5
Global 3***	-0.7%	-0.2%	-4.8%	-3.0%	-6.9%	-5.7%	N/A	-5.7%	9.6%	-27.9%	-0.6	-0.7

S&P 500 Total Return Index****	-0.9%	0.4%	7.6%	19.1%	17.6%	17.2%	8.2%	17.2%	13.1%	-16.3%	1.3	2.1
Barclays Capital U.S. Long Gov Index****	2.3%	0.0%	12.1%	8.4%	7.2%	7.3%	7.0%	7.3%	11.2%	-15.5%	0.7	1.2
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	28%					28%
Energy	7%	Long	Brent Crude Oil	1.9%	Long	7%	Long	Brent Crude Oil	1.9%	Long
			Crude Oil	1.2%	Long			Crude Oil	1.2%	Long
Grains/Foods	11%	Short	Wheat	2.0%	Short	11%	Short	Sugar	2.0%	Short
			Sugar	2.0%	Short			Wheat	2.0%	Short
Metals	10%	Long	Gold	1.7%	Long	10%	Long	Gold	1.7%	Long
			Silver	1.6%	Long			Silver	1.6%	Long
FINANCIALS	72%					72%
Currencies	24%	Short $	British Pound	3.4%	Long	24%	Short $	British Pound	3.4%	Long
			Australian Dollar	2.4%	Long			Australian Dollar	2.3%	Long
Equities	22%	Long	S&P 500	4.1%	Long	22%	Long	S&P 500	4.1%	Long
			Nasdaq	2.7%	Long			Nasdaq	2.7%	Long
Fixed Income	26%	Long	Bunds	4.7%	Long	26%	Long	Bunds	4.7%	Long
			Schatz	3.9%	Long			Schatz	3.9%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets fell nearly 6% to reach a 6-month low after a larger-than-expected U.S. surplus was reported.  Crude oil markets also finished lower, pressured by weak demand and strong production from Libya.

Grains/Foods
U.S. grains markets experienced sharp declines after the U.S. Department of Agriculture forecast increased supplies due to near-ideal weather conditions in key farming regions.  Weak demand for animal feed also played a role in driving prices lower.  Coffee prices fell over 6% in anticipation the dry weather in Brazil will aid the upcoming harvest.

Metals
Precious metals markets rallied in reaction to concerns about the financial stability of Portugal, which is experiencing a mounting crisis at two of the nation’s largest banks.  In the base metals markets, copper prices fell in reaction to increased supplies and weak Chinese demand.  Conversely, aluminum prices rallied to recent highs due to speculation demand will continue to outpace supply.

Currencies
The Japanese yen strengthened on increased safe-haven demand caused by concerns about the global economy.  Key drivers behind investor concerns were the banking crisis in Portugal, a contraction in Italian and French manufacturing and declines in Chinese exports.  The Australian dollar also strengthened, fueled by an unexpected improvement in Australian business confidence.

Equities
Global equity markets sold off because of liquidations which were spurred, in part, by the Portuguese banking crisis.  The German Dax and Dow Jones Eurostoxx indices which were especially impacted fell in excess of 3.5%.  Global equities were also pressured by uncertainty surrounding the upcoming earnings season.

Fixed Income	Global fixed-income markets rallied sharply due to increased risk-aversion caused by downturns in the global equity markets. Prices were also supported by escalating violence in the Middle East.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.